THIS AMENDMENT IS BEING FILED SOLELY TO CORRECT MINOR TYPOGRAPHICAL ERRORS IN THE SUPPLEMENTAL FINANCIAL TABLES STARTING ON PAGE 10 OF THE RELEASE.

DISCOVERY, INC. REPORTS FIRST QUARTER 2018 RESULTS

Silver Spring, Maryland – May 8, 2018: Discovery, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the first quarter ended March 31, 2018.

“The first quarter of 2018 was a historic and pivotal period for Discovery. We closed on our transaction to acquire Scripps Networks Interactive, becoming the global leader in real life entertainment and home to an enhanced portfolio of quality and trusted enthusiast brands," said David Zaslav, President and Chief Executive Officer for Discovery. "As our industry continues to evolve, we are uniquely positioned to maximize the value of our traditional pay-TV business while driving new opportunities and growth from our digital and direct to consumer businesses around the world."

First Quarter Results
First quarter 2018 revenues of $2,307 million increased 43% on a reported basis compared with the prior year quarter. Excluding the impact of foreign currency transactions and the Scripps Networks Interactive (“Scripps”), The Enthusiast Network (“VTEN”) and the Oprah Winfrey Network (“OWN”) transactions (collectively, “the Transactions”)(1), revenues increased 14%, as International Networks grew 28% and U.S. Networks grew 3%. On a Pro Forma(2) basis, excluding the impact of foreign currency fluctuations, total company first quarter revenues grew 10%, as International Networks grew 26% and U.S. Networks grew 2%.

First quarter Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”)(3) increased 16% to $697 million on a reported basis, and excluding the impact of the Transactions and foreign currency fluctuations, Adjusted OIBDA decreased 9%, as 3% growth at U.S. Networks was more than offset by a 37% decline at International Networks, primarily due to the timing of costs associated with the Olympics. On a Pro Forma basis, excluding the impact of foreign currency, total company first quarter Adjusted OIBDA declined 6%, as U.S. Networks' Adjusted OIBDA grew 1% and International Networks decreased 30%, primarily due to the timing of costs associated with the Olympics.

First quarter net income available to Discovery, Inc. ("DCI Net Income") decreased to a loss of $8 million compared with $215 million in the prior year quarter primarily due to lower operating results, higher restructuring charges, other transaction costs associated with the acquisition of Scripps and higher interest expense, which were partially offset by a tax benefit in the first quarter of 2018 versus an expense in the prior year and the debt extinguishment charge last year. Diluted earnings per share(4) decreased to $(0.01) due to lower DCI Net Income. Adjusted Earnings Per Diluted Share ("Adjusted EPS")(3),(4), which excludes the impact of amortization of acquisition-related intangible assets, net of tax was $0.16. Adjusted EPS excluding restructuring costs and other Scripps related transaction costs, primarily legal and financial fees from legacy Scripps, was $0.53, and included $226 million (or $0.37 per share) of after-tax restructuring costs and other transaction costs.

(1)
The Transactions refer to the Company's acquisition of Scripps on March 6, 2018, acquisition of a controlling interest in OWN on November 30, 2017 and the contribution of businesses from VTEN on September 25, 2017. Note the Transactions do not take into account any other items such as foreign exchange.

(2)
Pro Forma is defined as the results of the Company as if the Transactions had occurred on January 1, 2017. Refer to page 6 for full list of Pro Forma adjustments and to page 10 for Pro Forma operating results.

(3)	See full definitions of Adjusted OIBDA and Adjusted EPS on page 5.
(4)	All per share amounts are calculated using DCI Net Income. Refer to table on page 16 for the full schedule.

Free cash flow(1) decreased to $112 million for the first quarter of 2018 as cash flow from operations decreased to $160 million while capital expenditures of $48 million were relatively consistent with the prior year. First quarter cash flow from operations decreased primarily due to higher interest payments as well as transaction and integration costs associated with the acquisition of Scripps.

SEGMENT RESULTS

Total Company

(dollars in millions)	Three Months Ended March 31,
	2018	2017	Change
Revenues:
U.S. Networks	$1,174	$829	42%
International Networks	1,098	747	47%
Education and Other	35	37	(5)%
Corporate and Inter-Segment Eliminations	—	—	NM
Total revenues	$2,307	$1,613	43%

Adjusted OIBDA:
U.S. Networks	$652	$501	30%
International Networks	137	194	(29)%
Education and Other	3	(6)	NM
Corporate and Inter-Segment Eliminations	(95)	(86)	(10)%
Total Adjusted OIBDA	$697	$603	16%

U.S. Networks

(dollars in millions)	Three Months Ended March 31,
	2018	2017	Change
Revenues:
Distribution	$514	$408	26%
Advertising	627	405	55%
Other	33	16	NM
Total revenues	$1,174	$829	42%
Adjusted OIBDA	$652	$501	30%

U.S. Networks’ revenues for the first quarter of 2018 increased 42% to $1,174 million on a reported basis compared with the prior year quarter. Excluding the impact of the Transactions, revenues increased 3%, as distribution and advertising revenues grew 2% and 4%, respectively. On a Pro Forma basis, U.S. Networks' revenues for the first quarter grew 2%, driven by 2% distribution growth and 2% advertising growth. Distribution revenue growth was driven by increases in affiliate fee rates, partially offset by a decline in affiliate subscribers. On a Pro Forma basis, subscribers to our fully distributed networks declined 3% while subscribers to our total portfolio declined 5% in the quarter. The growth in Pro Forma advertising revenues was primarily driven by the continued monetization of digital content offerings as well as higher volumes, partially offset by lower linear delivery.

(1)	Free cash flow is defined as cash provided by operating activities less purchases of property and equipment.
NM: Not Meaningful

Operating expenses for U.S. Networks on a reported basis increased 59% to $522 million compared with the prior year quarter. Excluding the impact of the Transactions, operating expenses increased 2%, as costs of revenues increased 3% and SG&A expenses declined 1%. On a Pro Forma basis, total operating expenses increased 3% as costs of revenues increased 7%, primarily attributable to higher content spending and digital media production costs, partially offset by a 3% decrease in SG&A expenses primarily due to reduced marketing spending.

U.S. Networks' Adjusted OIBDA increased 30% to $652 million compared with the prior year quarter. Excluding the impact of the Transactions, U.S. Networks' Adjusted OIBDA increased 3% and Pro Forma Adjusted OIBDA increased 1%.

International Networks

(dollars in millions)	Three Months Ended March 31,
	2018	2017	Change
Revenues:
Distribution	$537	$447	20%
Advertising	385	282	37%
Other	176	18	NM
Total revenues	$1,098	$747	47%
Adjusted OIBDA	$137	$194	(29)%

International Networks’ revenues for the first quarter of 2018 increased 47% to $1,098 million. Excluding the impact of the acquisition of Scripps and currency effects, International Networks' revenues increased 28%, driven by 10% growth in distribution revenues, 11% growth in advertising revenues and significant growth in other revenues. On a Pro Forma basis, excluding currency effects, International Networks' revenues increased 26%, driven by a 9% increase in distribution revenues, 11% growth in advertising revenues and a significant increase in other revenues. Pro Forma distribution revenue growth was primarily due to increases in digital revenue and higher contractual rates in Europe following further investment in sports content, contributions from content deliveries under licensing agreements in Asia and increases in rates in Latin America, partially offset by decreases in subscribers in Latin America and decreases in contractual rates in Asia. Pro Forma advertising revenues increased primarily due to increases in pricing and volume across key markets in Europe and increases in ratings from coverage of the Olympics, partially offset by lower pricing and delivery in Latin America and Asia. The significant growth in other revenues is primarily due to sublicensing of Olympics sports rights to broadcast networks throughout Europe.

Operating expenses for International Networks on a reported basis increased 74% compared with the prior year quarter. Excluding the impact of the acquisition of Scripps and foreign currency exchange rates, operating expenses increased 51% as costs of revenues increased 66% and SG&A increased 17%. On a Pro Forma basis, excluding currency effects, operating expenses increased 44% as costs of revenues increased 58% and SG&A increased 15%, with all cost increases primarily due to the timing of costs associated with the Olympics.

International Networks' Adjusted OIBDA decreased 29% to $137 million. Excluding the impact of the acquisition of Scripps and currency effects, International Networks' Adjusted OIBDA decreased 37%, while on a Pro Forma basis, excluding currency effects, Adjusted OIBDA declined 30% primarily due to the timing of revenues versus costs associated with the Olympics.

NM: Not Meaningful

Education and Other

(dollars in millions)	Three Months Ended March 31,
	2018	2017	Change
Revenues	$35	$37	(5)%
Adjusted OIBDA	$3	$(6)	NM

Education and Other revenues for the first quarter of 2018 decreased $2 million and Adjusted OIBDA increased $9 million, both primarily due to the sale of the Raw and Betty production studios on April 29, 2017.

Corporate and Inter-Segment Eliminations
Adjusted OIBDA for the first quarter of 2018 declined 10% primarily due to increased personnel costs following the consolidation of Scripps. Excluding the impact of the Transactions and the impact of foreign currency fluctuations, Adjusted OIBDA decreased 8% due to increased cloud playout costs and personnel related to data analytics and information security. On a Pro Forma basis, excluding currency effects, Adjusted OIBDA decreased (2)% compared with the prior year quarter.

OTHER ITEMS

Scripps Networks Interactive, Inc.
On March 6, 2018, Discovery merged with Scripps pursuant to the Agreement and Plan of Merger by and among Discovery, Scripps and Skylight Merger Sub, Inc. dated July 30, 2017. The merger consideration consisted of: (i) for Scripps shareholders who did not make an election or elected the mixed consideration, $65.82 in cash and 1.0584 shares of Discovery Series C common stock for each Scripps share, (ii) for Scripps shareholders that elected the cash consideration, $90.00 in cash for each Scripps share, and (iii) for Scripps shareholders that elected the stock consideration, 3.9392 shares of Discovery Series C common stock for each Scripps share, in accordance with the terms and conditions set forth in the merger agreement.

Discovery Education
On April 30, 2018, the Company closed the previously announced sale of a controlling equity stake in its Education business to Francisco Partners for cash of $120 million, and will be unconsolidated as of this date. The Company will retain a 12.5% equity interest and license the Discovery Education brand to the business.

FULL YEAR 2018 OUTLOOK(1)

Discovery will provide forward-looking guidance in connection with this quarterly earnings announcement on its quarterly earnings conference call and webcast referenced hereafter.

(1)	Discovery is unable to provide a reconciliation of the forward-looking guidance to GAAP measures as, at this time, Discovery cannot determine all of the adjustments that would be required.
NM: Not Meaningful

NON-GAAP FINANCIAL MEASURES

In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted EPS and free cash flow. These non-GAAP measures should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 15 for reconciliations to the most comparable GAAP measures.

Adjusted OIBDA and Adjusted OIBDA Excluding the Impact of Currency Effects
The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) mark-to-market share-based compensation, (ii) depreciation and amortization, (iii) restructuring and other charges, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) certain inter-segment eliminations related to production studios, and (vii) third-party transaction costs directly related to the acquisition of Scripps Networks and planned integration.

The Company uses Adjusted OIBDA to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market share-based compensation, depreciation and amortization, restructuring and other charges, certain impairment charges, gains and losses on business and asset dispositions, certain inter-segment eliminations related to production studios, and third-party transaction costs directly related to the acquisition of Scripps and planned integration from the calculation of Adjusted OIBDA due to their impact on comparability between periods. Refer to the comments that follow for our methodology for calculating growth rates excluding the impact of currency effects.

Adjusted EPS and Adjusted EPS Excluding the Impact of Currency Effects
Adjusted EPS is defined as earnings excluding the impact of amortization of acquisition-related intangible assets per diluted share. The Company believes Adjusted EPS is relevant to investors because this metric allows them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets that impact the comparability of results from period to period. Refer to the comments that follow for our methodology for calculating growth rates excluding the impact of currency effects.

Methodology for Calculating Growth Rates Excluding the Impact of Currency Effects
The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis ("ex-FX"), in addition to results reported in accordance with GAAP, provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with GAAP.

The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate (which is based on a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process) (the “2018 Baseline Rate”) and the prior year amounts translated at the same 2018 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies.

Free Cash Flow
The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Pro Forma Adjustments
The total company, U.S. Networks, International Networks and Corporate and inter-segment eliminations Pro Forma information is based on the historical operating results of the respective businesses as applicable to each segment and includes adjustments directly attributable to the Transactions as if they had occurred on January 1, 2017, such as:

1.	The impact of the purchase price allocation of consideration transferred to the fair value of assets, liabilities, and noncontrolling interests, such as intangible amortization;

2.
Adjustments to remove items associated with the Transactions that will not have a continuing impact on the combined entity, such as transaction costs and the impact of employee retention agreements; and

3.	Changes to align accounting policies.

Adjustments do not include costs related to integration activities, cost savings or synergies that have been or may be achieved by the combined businesses. Pro Forma amounts are not necessarily indicative of what our results would have been had we operated the acquired businesses since January 1, 2017, and should not be taken as indicative of the Company's future consolidated results of operations.

Conference Call Information
Discovery, Inc. will host a conference call today, May 10, 2018 at 8:30 a.m. ET to discuss its first quarter results. To listen to the call, visit https://corporate.discovery.com or dial 1-844-452-2811 inside the U.S. and 1-574-990-9832 outside of the U.S., using the passcode: DISCA.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 28, 2018. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in the Company's programming, strategic growth initiatives, and the timing and effects of the Scripps acquisition and related transactions. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Corporate Communications	Investor Relations
Bill Launder (212) 548-5693	Andrew Slabin (212) 548-5544
bill_launder@discovery.com	andrew_slabin@discovery.com

Jackie Burka (212) 548-5642
jackie_burka@discovery.com

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended March 31,
	2018	2017
Revenues:
Distribution	$1,051	$855
Advertising	1,012	687
Other	244	71
Total revenues	2,307	1,613
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	1,060	607
Selling, general and administrative	609	415
Depreciation and amortization	193	80
Restructuring and other charges	241	24
Total costs and expenses	2,103	1,126
Operating income	204	487
Interest expense	(177)	(91)
Loss on extinguishment of debt	—	(54)
Loss from equity investees, net	(22)	(53)
Other expense, net	(22)	(13)
(Loss) income before income taxes	(17)	276
Income tax benefit (expense)	20	(55)
Net income	3	221
Net income attributable to noncontrolling interests	(5)	—
Net income attributable to redeemable noncontrolling interests	(6)	(6)
Net (loss) income available to Discovery, Inc.	$(8)	$215

Net (loss) income per share allocated to Discovery, Inc. Series A, B and C common stockholders:
Basic	$(0.01)	$0.37
Diluted(1)	$(0.01)	$0.37

Weighted average shares outstanding:
Basic	422	389
Diluted(1)	609	588

(1) Diluted shares adjust for the potential dilution that would occur if common stock equivalents, including convertible preferred stock and share-based awards, were converted into common stock or exercised.

DISCOVERY, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions, except par value)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$812	$7,309
Receivables, net	2,654	1,838
Content rights, net	419	410
Prepaid expenses and other current assets	636	434
Total current assets	4,521	9,991

Noncurrent content rights, net	3,323	2,213
Property and equipment, net	928	597
Goodwill, net	13,102	7,073
Intangible assets, net	10,825	1,770
Equity method investments, including note receivable	1,231	335
Other noncurrent assets	728	576
Total assets	$34,658	$22,555

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$283	$277
Accrued liabilities	1,730	1,309
Deferred revenues	299	255
Current portion of debt	153	30
Total current liabilities	2,465	1,871

Noncurrent portion of debt	19,214	14,755
Deferred income taxes	1,994	319
Other noncurrent liabilities	972	587
Total liabilities	24,645	17,532

Redeemable noncontrolling interests	419	413

Equity:
Discovery, Inc. stockholders’ equity:
Series A-1 convertible preferred stock: $0.01 par value; 8 authorized; 8 shares issued	—	—
Series C-1 convertible preferred stock: $0.01 par value; 6 authorized; 6 shares issued	—	—
Series A common stock: $0.01 par value; 1,700 shares authorized; 159 and 157 shares issued	1	1
Series B convertible common stock: $0.01 par value; 100 shares authorized; 7 shares issued	—	—
Series C common stock: $0.01 par value; 2,000 shares authorized; 524 and 383 shares issued	5	4
Additional paid-in capital	10,576	7,295
Treasury stock, at cost	(6,737)	(6,737)
Retained earnings	4,657	4,632
Accumulated other comprehensive loss	(613)	(585)
Total Discovery, Inc. stockholders' equity	7,889	4,610
Noncontrolling interests	1,705	—
Total equity	9,594	4,610
Total liabilities and equity	$34,658	$22,555

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Three Months Ended March 31,
	2018	2017
Operating Activities
Net income	$3	$221
Adjustments to reconcile net income to cash provided by operating activities:
Share-based compensation expense	15	21
Depreciation and amortization	193	80
Content rights expense and impairment	751	458
Equity in losses of investee companies and cash distributions	36	54
Deferred income taxes	(35)	(34)
Loss on extinguishment of debt	—	54
Other, net	67	3
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Receivables, net	(36)	(44)
Content rights and payables, net	(698)	(474)
Accounts payable and accrued liabilities	(171)	(121)
Share-based compensation liabilities	—	(1)
Income taxes receivable and prepaid income taxes	(42)	48
Foreign currency and other, net	77	(10)
Cash provided by operating activities	160	255

Investing Activities
Business acquisitions, net of cash acquired	(8,565)	—
Payments for investments	(22)	(188)
Distributions from equity method investees	—	5
Purchases of property and equipment	(48)	(47)
Proceeds (payments) for derivative instruments, net	(42)	5
Other investing activities, net	2	1
Cash used in investing activities	(8,675)	(224)

Financing Activities
Commercial paper borrowings, net	—	54
Borrowings under revolving credit facility	—	150
Borrowings under term loan agreements	2,000	—
Principal repayments of revolving credit facility	—	(125)
Borrowings from debt, net of discount and including premiums	—	659
Principal repayments of debt, including discount payment and premiums to par value	—	(650)
Principal repayments of capital lease obligations	(13)	(13)
Repurchases of stock	—	(200)
Cash settlement of common stock repurchase contracts	—	58
Distributions to redeemable noncontrolling interests	(2)	(3)
Share-based plan payments (proceeds), net	23	(8)
Borrowings under program financing line of credit	22	—
Other financing activities, net	(11)	(6)
Cash provided by (used in) financing activities	2,019	(84)

Effect of exchange rate changes on cash and cash equivalents	(1)	20

Net change in cash and cash equivalents	(6,497)	(33)
Cash and cash equivalents, beginning of period	7,309	300
Cash and cash equivalents, end of period	$812	$267

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
UNAUDITED SELECTED PRO FORMA FINANCIALS(1)
(unaudited; amounts in millions)

TOTAL COMPANY REPORTED AND PRO FORMA FINANCIAL RESULTS

	Three Months Ended March 31,
	2018			2017			Actual Increase (Decrease)		Pro Forma Increase (Decrease)		Pro Forma Ex-FX(2)
	Actual	Pro Forma Adjustments	Pro Forma	Actual	Pro Forma Adjustments	Pro Forma	$	%	$	%	%
Revenues:
Distribution	$1,051	$177	$1,228	$855	$278	$1,133	$196	23%	$95	8%	5%
Advertising	1,012	425	1,437	687	642	1,329	325	47%	108	8%	5%
Other	244	21	265	71	36	107	173	NM	158	NM	NM
Total revenues	2,307	623	2,930	1,613	956	2,569	694	43%	361	14%	10%
Costs of revenues, excluding depreciation and amortization	1,060	216	1,276	607	307	914	453	75%	362	40%	32%
Selling, general and administrative	550	160	710	403	265	668	147	36%	42	6%	3%
Adjusted OIBDA(3)	$697	$247	$944	$603	$384	$987	$94	16%	$(43)	(4)%	(6)%

UNAUDITED RECONCILIATION OF REPORTED AND PROFORMA OPERATING INCOME TO ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

	Three Months Ended March 31,
	2018			2017			Actual Increase (Decrease)		Pro Forma Increase (Decrease)
	Actual	Pro Forma Adjustments	Pro Forma	Actual	Pro Forma Adjustments	Pro Forma	$	%	$	%
Operating income	$204	$129	$333	$487	$66	$553	$(283)	(58)%	$(220)	(40)%
Restructuring and other charges	241	18	259	24	—	24	217	NM	235	NM
Depreciation and amortization	193	156	349	80	315	395	113	NM	(46)	(12)%
Mark-to-market share-based compensation	3	—	3	12	3	15	(9)	(75)%	(12)	(80)%
Scripps transaction and integration costs	56	(56)	—	—	—	—	56	—%	—	—%
Adjusted OIBDA(3)	$697	$247	$944	$603	$384	$987	$94	16%	$(43)	(4)%

(1) Pro Forma is defined as the results of the Company as if the Transactions had occurred on January 1, 2017. Refer to page 6 for full list of adjustments to Pro Forma results.
(2) Refer to page 5 for our methodology for calculating growth rates excluding the impact of currency effects.
(3) See full definition of Adjusted OIBDA on page 5.
NM: Not Meaningful

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
UNAUDITED PRO FORMA RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
YEAR ENDED DECEMBER 2017
(unaudited; amounts in millions)

U.S. NETWORKS REPORTED AND PRO FORMA FINANCIAL RESULTS

	Three Months Ended March 31,
	2018			2017			Actual Increase (Decrease)		Pro Forma Increase (Decrease)
	Actual	Pro Forma Adjustments	Pro Forma	Actual	Pro Forma Adjustments	Pro Forma	$	%	$	%
Revenues:
Distribution	$514	$156	$670	$408	$251	$659	$106	26%	$11	2%
Advertising	627	356	983	405	561	966	222	55%	17	2%
Other	33	7	40	16	23	39	17	NM	1	3%
Total revenues	1,174	519	1,693	829	835	1,664	345	42%	29	2%
Costs of revenues, excluding depreciation and amortization	321	165	486	210	243	453	111	53%	33	7%
Selling, general and administrative	201	110	311	118	202	320	83	70%	(9)	(3)%
Adjusted OIBDA(3)	$652	$244	$896	$501	$390	$891	$151	30%	$5	1%

UNAUDITED RECONCILIATION OF U.S. NETWORKS' REPORTED AND PRO FORMA OPERATING INCOME TO ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

	Three Months Ended March 31,
	2018			2017			Actual Increase (Decrease)		Pro Forma Increase (Decrease)
	Actual	Pro Forma Adjustments	Pro Forma	Actual	Pro Forma Adjustments	Pro Forma	$	%	$	%
Operating income	$515	$99	$614	$483	$101	$584	$32	7%	$30	5%
Depreciation and amortization	100	141	241	8	297	305	92	NM	(64)	(21)%
Restructuring and other charges	34	8	42	4	—	4	30	NM	38	NM
Inter-segment eliminations	3	(4)	(1)	6	(8)	(2)	(3)	(50)%	1	(50)%
Adjusted OIBDA(2)	$652	$244	$896	$501	$390	$891	$151	30%	$5	1%

(1) Pro Forma is defined as the results of the Company as if the Transactions had occurred on January 1, 2017. Refer to page 6 for full list of adjustments to Pro Forma results.
(2) See full definition of Adjusted OIBDA on page 5.
NM: Not Meaningful

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
UNAUDITED SELECTED PRO FORMA FINANCIALS(1)
(unaudited; amounts in millions)

INTERNATIONAL NETWORKS REPORTED AND PRO FORMA FINANCIAL RESULTS

	Three Months Ended March 31,
	2018			2017			Actual Increase (Decrease)		Pro Forma Increase (Decrease)		Pro Forma Ex-FX(2)
	Actual	Pro Forma Adjustments	Pro Forma	Actual	Pro Forma Adjustments	Pro Forma	$	%	$	%	%
Revenues:
Distribution	$537	$21	$558	$447	$27	$474	$90	20%	$84	18%	9%
Advertising	385	69	454	282	81	363	103	37%	91	25%	11%
Other	176	14	190	18	13	31	158	NM	159	NM	NM
Total revenues	1,098	104	1,202	747	121	868	351	47%	334	38%	26%
Costs of revenues, excluding depreciation and amortization	727	51	778	381	64	445	346	91%	333	75%	58%
Selling, general and administrative	234	27	261	172	34	206	62	36%	55	27%	15%
Adjusted OIBDA(3)	$137	$26	$163	$194	$23	$217	$(57)	(29)%	$(54)	(25)%	(30)%

UNAUDITED RECONCILIATION OF INTERNATIONAL NETWORKS' OPERATING INCOME TO PRO FORMA ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

	Three Months Ended March 31,
	2018			2017			Actual Increase (Decrease)		Pro Forma Increase (Decrease)
	Actual	Pro Forma Adjustments	Pro Forma	Actual	Pro Forma Adjustments	Pro Forma	$	%	$	%
Operating income	$(31)	$7	$(24)	$123	$(1)	$122	$(154)	NM	$(146)	NM
Depreciation and amortization	67	14	81	54	17	71	13	24%	10	14%
Inter-segment eliminations	1	3	4	—	7	7	1	NM	(3)	(43)%
Restructuring and other charges	100	2	102	17	—	17	83	NM	85	NM
Adjusted OIBDA(3)	$137	$26	$163	$194	$23	$217	$(57)	(29)%	$(54)	(25)%

(1) Pro Forma is defined as the results of the Company as if the Transactions had occurred on January 1, 2017. Refer to page 6 for full list of adjustments to Pro Forma results.
(2) Refer to page 5 for our methodology for calculating growth rates excluding the impact of currency effects.
(3) See full definition of Adjusted OIBDA on page 5.
NM: Not Meaningful

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
UNAUDITED SELECTED PRO FORMA FINANCIALS(1)
(unaudited; amounts in millions)

CORPORATE AND INTER-SEGMENT ELIMINATIONS REPORTED AND PRO FORMA FINANCIAL RESULTS

	Three Months Ended March 31,
	2018			2017			Actual Increase (Decrease)		Pro Forma Increase (Decrease)		Pro Forma Ex-FX(2)
	Actual	Pro Forma Adjustments	Pro Forma	Actual	Pro Forma Adjustments	Pro Forma	$	%	$	%	%
Revenues	$—	$—	$—	$—	$—	$—	$—	—%	$—	—%	—%
Costs of revenues, excluding depreciation and amortization	1	—	1	—	—	—	1	—%	1	NM	NM
Selling, general and administrative	94	23	117	86	29	115	8	9%	2	2%	1%
Adjusted OIBDA(3)	$(95)	$(23)	$(118)	$(86)	$(29)	$(115)	$(9)	(10)%	$(3)	(3)%	(2)%

UNAUDITED RECONCILIATION OF CORPORATE AND INTER-SEGMENT ELIMINATIONS' OPERATING INCOME TO PRO FORMA ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

	Three Months Ended March 31,
	2018			2017			Actual Increase (Decrease)		Pro Forma Increase (Decrease)
	Actual	Pro Forma Adjustments	Pro Forma	Actual	Pro Forma Adjustments	Pro Forma	$	%	$	%
Operating loss	$(285)	$22	$(263)	$(117)	$(34)	$(151)	$(168)	(144)%	$(112)	74%
Mark-to-market share-based compensation	3	1	4	12	3	15	9	(75)%	(11)	(73)%
Depreciation and amortization	24	1	25	17	1	18	(7)	41%	7	39%
Restructuring and other charges	107	9	116	2	—	2	(105)	NM	114	NM
Scripps transaction and integration costs	56	(56)	—	—	—	—	(56)	—%	—	—%
Inter-segment eliminations	—	—	—	—	1	1	—	—%	(1)	(100)%
Adjusted OIBDA(3)	$(95)	$(23)	$(118)	$(86)	$(29)	$(115)	$(9)	(10)%	$(3)	(3)%

(1) Pro Forma is defined as the results of the Company as if the Transactions had occurred on January 1, 2017. Refer to page 6 for full list of adjustments to Pro Forma results.
(2) Refer to page 5 for our methodology for calculating growth rates excluding the impact of currency effects.
(3) See full definition of Adjusted OIBDA on page 5.
NM: Not Meaningful

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
UNAUDITED SELECTED PRO FORMA FINANCIALS(1)
YEAR ENDED DECEMBER 31, 2017
(unaudited; amounts in millions)

2017 FULL YEAR REPORTED AND PRO FORMA FINANCIAL RESULTS

	Year Ended December 31, 2017
	Discovery Actual(2)	Pro Forma Adjustments(3)	Pro Forma(1)
Revenues:
Distribution	$3,474	$1,090	$4,564
Advertising	3,073	2,678	5,751
Other	326	150	476
Total revenues	6,873	3,918	10,791
Costs of revenues, excluding depreciation and amortization	2,656	1,388	4,044
Selling, general and administrative	1,686	1,006	2,692
Adjusted OIBDA(4)	$2,531	$1,524	$4,055

UNAUDITED RECONCILIATION OF 2017 OPERATING INCOME TO PRO FORMA ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

	Year Ended December 31, 2017
	Discovery Actual(2)	Pro Forma Adjustments(3)	Pro Forma(1)
Operating income	$713	$332	$1,045
Depreciation & amortization(5)	1,657	1,255	2,912
Mark-to-market share-based compensation	3	7	10
Loss on sale of business	4	—	4
Restructuring and other charges	154	(70)	84
Adjusted OIBDA(4)	$2,531	$1,524	$4,055

(1) Pro Forma is defined as the results of the Company as if the Transactions had occurred on January 1, 2017. Refer to page 6 for full list of adjustments to Pro Forma results.
(2) The Discovery actual column excludes the impact from the Transactions prior to acquisition.
(3) The Pro Forma adjustments column includes the impact from the consolidations of VTEN and OWN as well as the acquisition of Scripps.
(4) See full definition of Adjusted OIBDA on page 5.
(5) Includes goodwill impairment.

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended March 31, 2018
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery Communications, Inc.					$(8)
Net income attributable to redeemable noncontrolling interests					6
Net income attributable to noncontrolling interests					5
Income tax benefit					(20)
Other expense, net					22
Loss from equity investees, net					22
Loss on extinguishment of debt					—
Interest expense					177
Operating income	515	(31)	5	(285)	204
Inter-segment eliminations	3	1	(4)	—	—
Restructuring and other charges	34	100	—	107	241
Depreciation and amortization	100	67	2	24	193
Mark-to-market share-based compensation	—	—	—	3	3
Scripps transaction and integration costs	—	—	—	56	56
Total Adjusted OIBDA	$652	$137	$3	$(95)	$697

	Three Months Ended March 31, 2017
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery Communications, Inc.					$215
Net income attributable to redeemable noncontrolling interests					—
Net income attributable to noncontrolling interests					6
Income tax expense					55
Other expense, net					13
Loss from equity investees, net					53
Loss on extinguishment of debt					54
Interest expense					91
Operating income	483	123	(2)	(117)	487
Inter-segment eliminations	6	—	(6)	—	—
Loss (gain) on disposition	—	—	—	—	—
Restructuring and other charges	4	17	1	2	24
Depreciation and amortization	8	54	1	17	80
Mark-to-market share-based compensation	—	—	—	12	12
Total Adjusted OIBDA	$501	$194	$(6)	$(86)	$603

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

EARNINGS PER SHARE

	Three Months Ended March 31,
	2018	2017
Numerator:
Net income	$3	$221
Less:
Allocation of undistributed loss (income) to Series A-1 convertible preferred stock	1	(26)
Net income attributable to noncontrolling interests	(5)	—
Net income attributable to redeemable noncontrolling interests	(6)	(6)
Net (loss) income allocated to Discovery, Inc. Series A, B and C common and Series C-1 convertible preferred stockholders for basic net (loss) income per share	$(7)	$189
Allocation of net (loss) income allocated to Discovery, Inc. Series A, B and C common stockholders and Series C-1 convertible preferred stockholders for basic net (loss) income per share:
Series A, B and C common stockholders	(6)	143
Series C-1 convertible preferred stockholders	(1)	46
Total	(7)	189

Add:
Allocation of undistributed (loss) income to Series A-1 convertible preferred stockholders	(1)	26
Net (loss) income allocated to Discovery, Inc. Series A, B and C common stockholders for diluted net income per share	$(8)	$215

Denominator — weighted average:
Series A, B and C common shares outstanding — basic	422	389
Impact of assumed preferred stock conversion	187	195
Dilutive effect of share-based awards	—	4
Series A, B and C common shares outstanding — diluted	609	588
Series C-1 convertible preferred stock outstanding — basic and diluted	6	6

Basic net (loss) income per share allocated to Discovery, Inc. Series A, B and C common and Series C-1 convertible preferred stockholders:
Series A, B and C common stockholders	$(0.01)	$0.37
Series C-1 convertible preferred stockholders	$(0.25)	$7.11

Diluted net (loss) income per share allocated to Discovery, Inc. Series A, B and C common and Series C-1 convertible preferred stockholders:
Series A, B and C common stockholders	$(0.01)	$0.37
Series C-1 convertible preferred stockholders	$(0.25)	$7.06

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

CALCULATION OF ADJUSTED EARNINGS PER DILUTED SHARE

	Three Months Ended March 31,
	2018	2017	Change
Diluted net income per share available to Discovery, Inc. Series A, B and C common stockholders	$(0.01)	$0.37	$(0.38)
Per share impact of amortization of acquisition-related intangible assets, net of tax	0.17	0.04	0.13
Adjusted earnings per diluted share	$0.16	$0.41	$(0.25)

CALCULATION OF FREE CASH FLOW

	Three Months Ended March 31,
	2018	2017	Change	% Change
Cash provided by operating activities	$160	$255	$(95)	(37)%
Purchases of property and equipment	(48)	(47)	(1)	2%
Free cash flow	$112	$208	$(96)	(46)%

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

BORROWINGS

March 31, 2018
5.625% Senior notes, semi-annual interest, due August 2019	$411
2.200% Senior notes, semi-annual interest, due September 2019	500
Floating rate notes, quarterly interest, due September 2019	400
2.750% Senior notes, semi-annual interest, due November 2019	500
2.800% Senior notes, semi-annual interest, due June 2020	600
5.050% Senior notes, semi-annual interest, due June 2020	789
4.375% Senior notes, semi-annual interest, due June 2021	650
2.375% Senior notes, euro denominated, annual interest, due March 2022	370
3.300% Senior notes, semi-annual interest, due May 2022	500
3.500% Senior notes, semi-annual interest, due June 2022	400
2.950% Senior notes, semi-annual interest, due March 2023	1,200
3.250% Senior notes, semi-annual interest, due April 2023	350
3.800% Senior notes, semi-annual interest, due March 2024	450
2.500% Senior notes, sterling denominated, annual interest, due September 2024	563
3.900% Senior notes, semi-annual interest, due November 2024	500
3.450% Senior notes, semi-annual interest, due March 2025	300
3.950% Senior notes, semi-annual interest, due June 2025	500
4.900% Senior notes, semi-annual interest, due March 2026	700
1.900% Senior notes, euro denominated, annual interest, due March 2027	739
3.950% Senior notes, semi-annual interest, due March 2028	1,700
5.000% Senior notes, semi-annual interest, due September 2037	1,250
6.350% Senior notes, semi-annual interest, due June 2040	850
4.950% Senior notes, semi-annual interest, due May 2042	500
4.875% Senior notes, semi-annual interest, due April 2043	850
5.200% Senior notes, semi-annual interest, due September 2047	1,250
Term loans	2,000
Program financing line of credit	22
Revolving credit facility	425
Capital lease obligations	244
Commercial paper	—
Total debt	19,513
Unamortized discount, premium and debt issuance costs, net	(146)
Debt, net of unamortized discount, premium and debt issuance costs	19,367
Current portion of debt	(153)
Noncurrent portion of debt	$19,214